Shareholders are advised to read the full Proxy/Prospectus when it becomes available.

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant [x](1)

Filed by a party other than the registrant [ ]

Check the appropriate box:

[  ]   Preliminary proxy statement                                                                          [  ]  Confidential, for Use of the

[x]   Definitive proxy statement                                                                                    Commission only (as permitted by

[  ]   Definitive additional materials                                                                                Rule 14a-6(e)(2)0

[  ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

NUI Corporation

(Name of Registrant(s) as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x]   No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[  ]   Fee paid previously with preliminary  materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, schedule or registration statement no.:

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(4)     Date filed:

                                                                                                                January 28, 2003

Dear NUI Shareholder:

We are pleased to invite you to attend NUI Corporation's 2003 Annual Meeting of Shareholders, which will be held at 10:30 a.m. on Tuesday, March 11, 2003, at the Four Points Sheraton Aberdeen, 980 Hospitality Way, Aberdeen, Maryland. Directions to the Four Points Sheraton Aberdeen are located on the back cover of the Proxy Statement.

At the Annual Meeting, we will consider the election of two directors; the approval of an amendment to increase the number of shares available for issuance under the NUI Corporation Employee Stock Purchase Plan; and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending September 30, 2003.

In an effort to make voting as simple as possible, you may vote your shares by returning a signed proxy card or by casting your ballot by telephone or over the Internet. If voting by mail, please remember to complete, sign and date the enclosed proxy card and return it promptly in the postage prepaid envelope provided. To vote by telephone or over the Internet, please follow the instructions provided. Your vote is important to us.

We look forward to seeing you on March 11.

                                                                                                                Sincerely,

                                                                                                                JOHN KEAN

                                                                                                                Chairman of the Board

                                                                                                                JOHN KEAN, JR.

                                                                                                                President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on March 11, 2003, at 10:30 a.m.

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of NUI Corporation will be held at 10:30 a.m. on Tuesday, March 11, 2003, at the Four Points Sheraton Aberdeen, 980 Hospitality Way, Aberdeen, Maryland for the following purposes:

1.        To elect two (2) directors for three-year terms expiring in 2006;

2.        To approve an amendment to the NUI Corporation Employee Stock Purchase Plan for the purpose of increasing the number of shares available for issuance under the Plan;

3.        To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending September 30, 2003; and

4.        To consider and act upon such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on January 24, 2003, shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

James R. Van Horn

Chief Administrative Officer,

General Counsel and Secretary

January 28, 2003

Your vote is important. Please complete, sign and date the enclosed proxy card and return it promptly in the postage-prepaid envelope provided. You may also vote by telephone or over the Internet by following the instructions provided.

NUI CORPORATION

550 Route 202-206, P.O. Box 760

Bedminster, New Jersey 07921-0760

PROXY STATEMENT

This Proxy Statement is being furnished to shareholders in connection with the solicitation by the Board of Directors of NUI Corporation, a New Jersey corporation (hereinafter referred to as the "Company" or "NUI"), of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, March 11, 2003, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about February 7, 2003.

Record Date, Quorum, Shareholders Entitled to Vote and Vote Required

Only shareholders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on January 24, 2003, are entitled to notice of and to vote at the Annual Meeting. As of January 24, 2003, there were outstanding 16,071,069 shares of Common Stock entitled to notice of and to vote at the Annual Meeting. These shares were held by 5,617  shareholders of record.

The presence of a majority of the outstanding shares of Common Stock, either in person or by proxy, is necessary to constitute a quorum at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The affirmative vote of the majority of the votes cast is required to approve the amendment to increase the number of shares available for issuance under the NUI Corporation Employee Stock Purchase Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants. Shares of NUI Common Stock represented, in person or by proxy at the Annual Meeting, but not voting, including shares of Common Stock for which proxies have been received but with respect to which the holders have abstained from voting, will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Under the rules of the New York Stock Exchange, brokers that hold shares of Common Stock in nominee or street name for customers that are the beneficial owners of those shares of Common Stock may not vote those shares of Common Stock without the specific instructions of those customers. However, these so-called "broker non-votes" will be counted for purposes of determining whether a quorum exists.  Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Abstentions have the same effect as votes against proposals presented to stockholders.

Solicitation, Revocation and Voting of Proxies

This solicitation is made on behalf of the Board of Directors of the Company. The cost of soliciting these proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company and its subsidiaries may solicit proxies for the Annual Meeting from the Company's shareholders personally or by telephone or by electronic means, without additional remuneration. The Company will also provide persons, firms, banks and companies holding shares in their names or in the names of nominees that are beneficially owned by others, proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses related to such transmittal. The Company has retained the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost of $7,000,plus expenses.

The form of proxy enclosed is for use at the Annual Meeting. Proxies may be voted by mail, by telephone or over the Internet in accordance with the instructions provided. Any proxy given pursuant to this solicitation may be revoked at any time prior to its use by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the above address, or by attending the Annual Meeting and voting in person. All shares represented by valid proxies will be voted at the Annual Meeting in the manner indicated on the proxies. If your shares of Common Stock are held in street name by a bank or brokerage firm, you will only be able to submit a proxy by telephone or through the Internet only if this method of submitting your proxy is offered by your bank or broker and the procedures are described on the voting form sent to you. If your shares of NUI Common Stock are held in street name by a bank or brokerage firm and you wish to vote in person at the Annual Meeting, you should bring a letter from that bank or brokerage firm identifying you as the beneficial owner of those shares and authorizing you to vote those shares of Common Stock. If no contrary instructions are indicated, such proxies will be voted FOR the election of each of the nominees to the Board of Directors, FOR the amendment to increase the number of shares available for issuance under the NUI Corporation Employee Stock Purchase Plan and FOR the ratification of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending September 30, 2003.

PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS

The Certificate of Incorporation and the By-Laws provide that the Board shall be comprised of from eight to twenty-five members.  The Board currently has seven members, with one vacancy that the Board intends to fill.  The By-Laws provide that the Board of Directors shall be divided into three classes, with directors in each class serving three-year terms. Approximately one-third of the Board of Directors is elected each year. Board policy provides that no individual may be elected a director after having attained his or her seventy-second birthday, although directors who reach the age of 72 during a term may continue to serve until the expiration of the term.

It is the intention of the persons named as proxies to vote in favor of James J. Forese and R. Van Whisnand as directors of the Company for three-year terms expiring at the 2006 Annual Meeting of Shareholders or until their successors are elected and shall qualify, unless otherwise directed by the shareholder on the proxy. Each of these nominees was last elected to the Board at the 2000 Annual Meeting of Shareholders.

While it is anticipated that the nominees will be able to serve, if any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. The By-Laws of the Company provide that specific advance notification and information requirements must be satisfied in order for a shareholder to nominate an individual for election to the Board. No such nominations have been made.

Nominees for Election

Set forth below is information concerning the age, current term, committee memberships, the period served as a director and business experience with respect to each director nominee:

James J. Forese, age 67

Current term expires in 2003

Chairman of the Audit Committee, Member of the Compensation, Executive and Nominating and Governance Committees

(Picture)

Mr. Forese has served as a director of the Company since 1978. He served as Chairman of IKON Office Solutions (office equipment and supply systems) since May 2000.  He served as President and Chief Executive Officer from July 1998 until his retirement from such offices in August 2002.  From January 1997 through July 1998, he served as Executive Vice President and President, International Operations, IKON Office Solutions. From January 1996 to December 1996, he served as Executive Vice President, Chief Operating Officer and a director of Alco Standard Corp. (office equipment and supply systems).  From October 1993 through December 1995, he served as General Manager of Customer Financing for International Business Machines Corporation ("IBM") and as Chairman of IBM Credit Corporation.  Mr. Forese also serves as a director of American Management Systems, Inc., Cereva Networks and Stonebridgebank.com.

R. Van Whisnand, age 59

Current term expires in 2003

Chairman of the Investment Committee; Member of the Compensation, Executive and Nominating and Governance Committees

(Picture)

Mr. Whisnand has served as a director since 1982. He has served as Managing Partner of Osprey Partners Investment Management, LLC (investment management) since September 1998. From March 1995 through August 1998, he served as principal of Fox Asset Management (investment management). Mr. Whisnand also serves as a director of Rumson-Fair Haven Bank.

Continuing Board Members

        Set forth below is information concerning the age, current term, committee memberships, the period served as director and business experience with respect to those members of the Board of Directors whose current terms of office extend beyond 2003:

John Kean, age 73

Current term expires in 2004

Chairman of the Board of Directors

Member of the Executive and Investment Committees

(Picture)

Mr. Kean has served as a director since 1969. He served as Chief Executive Officer of the Company from 1969 until his retirement in April 1995, holding the positions of Chairman of the Board since October 1994 and President from 1969 until October 1994.

John Kean, Jr., age 45

Current term expires in 2004

President and Chief Executive Officer

Member of the Executive Committee

(Picture)

Mr. Kean has served as a director since 1995. He has served as President and Chief Executive Officer of the Company since April 1995. From October 1994 through March 1995, he served as President and Chief Operating Officer. Mr. Kean serves as a trustee for the Morristown Beard School, Liberty Hall Foundation, TVRC Education Foundation and Kean University Foundation. He is also a member of the Board of the American Gas Association (the United States trade association for the natural gas industry) and serves as the New Jersey State Chairman of School Counts! (a program of the Business Coalition for Education).

Dr. Vera King Farris, age 62

Current term expires in 2005

Member of the Compensation, Investment and Nominating and Governance Committees

(Picture)

Dr. Farris has served as a director of the Company since 1994. She has served as President of The Richard Stockton College of New Jersey since 1983. She also serves as a director of Denny's Corporation, Inc. (previously Advantica Corporation/Flagstar Companies, Inc.) and is a member of the boards of numerous educational and civic organizations.

J. Russell Hawkins, age 48

Current term expires in 2005

Chairman of the Nominating and Governance Committee; Member of the Audit, Compensation, Executive and Investment Committees

(Picture)

Mr. Hawkins has served as a director of the Company since 1998. He has served as President and Chief Executive Officer of Paragon Networks, Inc. (designer and manufacturer of innovative access products for use in wide area network systems) since September 1996 and as a director since 1998. Prior thereto, he served as Managing Director of Lucent Technologies.

Dr. Bernard S. Lee, age 68

Current term expires in 2004

Chairman of the Compensation Committee; Member of the Audit and Nominating and Governance Committees

(Picture)

Dr. Lee has served as a director since 1992. He served as President of the Institute of Gas Technology ("IGT") and as Chairman of M-C Power Corp., a majority-owned subsidiary of IGT, from 1997 until his retirement in 1999.  From 1978 to 1997 he served as President and Chief Executive Officer of IGT. Dr. Lee is also a director of Peerless Mfg. Co. and National Fuel Gas Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors holds regular meetings every other month and special meetings as necessary from time to time. The Board held nine meetings during fiscal year 2002. During the year, total attendance at Board and Committee meetings was 95 percent. No member of the Board attended fewer than 80 percent of the aggregate of meetings of the Board and meetings of Committees on which such member served. The Board has Executive, Audit, Investment, Compensation, and Nominating and Governance Committees. Information on the Committees of the Board is set forth below.

The Executive Committee has the authority (with certain exceptions) to take such actions as the Board of Directors is authorized to take. The Committee does not hold regularly scheduled meetings, but remains on call. The Committee held no meetings during fiscal year 2002. The current members of the Executive Committee are James J. Forese, J. Russell Hawkins, John Kean (Chairman), John Kean, Jr. and R. Van Whisnand.

The Audit Committee is responsible for overseeing and monitoring management as it carries out its responsibility over the Company's internal controls and financial reporting process. The Committee also oversees and monitors the independent accountants as they carry out their responsibility for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards. Each member of the Committee meets the standards of independence for Audit Committee members established by the New York Stock Exchange. For more information on the role and activities of the Committee, please see "Audit Committee Report" located later in this Proxy Statement. The Committee met 11 times during fiscal year 2002. The current members of the Audit Committee are James J. Forese (Chairman), J. Russell Hawkins and Bernard S. Lee.

The Investment Committee has the responsibility to oversee the investment of assets held by the Company's retirement plans. The Committee selects investment managers, establishes guidelines under which they operate and reviews their performance. The Committee met six times during fiscal year 2002. The current members of the Investment Committee are Vera King Farris, J. Russell Hawkins John Kean and R. Van Whisnand (Chairman).

The Compensation Committee has the responsibility to review and make recommendations to the Board of Directors regarding the annual salaries and cash bonuses to be paid to officers of the Company and its subsidiaries; to review and make recommendations to the Board concerning the Company's executive compensation policies, practices and objectives; to administer the Company's equity-based compensations plans, including the NUI Stock Option, Stock Award and Incentive Plan ("Incentive Plan"); to make grants and awards under the Incentive Plan; and to establish vesting and other criteria applicable to any such grants and awards.  The Committee met five times in fiscal year 2002. Each member of the Committee meets the standards of independence for Compensation Committee members established by the New York Stock Exchange. For additional information on the role and activities of the Committee, please see "Compensation Committee Report on Executive Compensation" located later in this Proxy Statement. The current members of the Compensation Committee are Vera King Farris, James J. Forese, J. Russell Hawkins, Bernard S. Lee (Chairman). and R. Van Whisnand.

        The Nominating and Governance Committee is responsible for reviewing and making recommendations to the Board regarding Board member qualifications and Board composition and for reviewing and making recommendations to the Board regarding Board Committee composition and duties.  The Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines and developing and recommending to the Board a code of business conduct and ethics for directors, officers and employees.  The Committee is responsible for ensuring that a management succession plan is in place and reviewed at least annually by the Board.  The Committee establishes and recommends to the Board criteria for membership on the Board and Board Committees, and is responsible for identifying and recommending to the Board nominees for Board membership.  The Committee will consider director nominations made by shareholders.  Any such nominations should be directed to the Secretary of the Company.  The Committee conducts an annual evaluation of the performance of the Board of Directors as well as the Committee itself.  The Nominating and Governance Committee was formed in July 2002. The Committee is comprised of Board members who satisfy the independence requirements of the New York Stock Exchange. Because of its recent formation, the Committee did not meet in fiscal year 2002. The current members of the Committee are Vera King Farris, James J. Forese, J. Russell Hawkins (Chairman), Bernard S. Lee and R. Van Whisnand.

COMPENSATION OF DIRECTORS

The compensation program for directors is designed to closely align the interests of directors with the interests of shareholders. Each non-employee director of the Company (with the exception of John Kean) is paid a retainer fee in stock that consists of a deferred grant of shares of Common Stock. The number of shares of Common Stock to be allocated to the accounts of such non-employee directors is determined by dividing the cash value of the annual Board retainer (plus the annual Committee Chair retainer, if applicable) by the fair market value of the Common Stock on the date of the annual organization meeting of the Board. Currently, the cash value of the annual Board retainer for non-employee directors is $25,000 and the annual Committee Chair retainer is $4,000. In addition to these shares, non-employee directors are credited on each Common Stock dividend payment date with that number of additional shares that could have been purchased had their accrued shares been issued and the dividends reinvested. The shares accrued to a director are issued upon the director's retirement or other termination of the director's service as a member of the Board. As of December 31, 2002, the total deferred grants for non-employee directors provide for the issuance of an aggregate 43,235 shares of Common Stock. These shares are issuable as follows: James J. Forese and R. Van Whisnand, 11,288 shares each; Bernard S. Lee, 9,346 shares; Vera King Farris, 7,703 shares; and J. Russell Hawkins, 3,610 shares. In addition to these retainers, non-employee directors (with the exception of John Kean) are paid $1,000 for attendance at each regular or special meeting of the Board of Directors and any Committee thereof.

Part of the Board's compensation program includes the granting of stock options. Each year, at the annual reorganization meeting of the Board, all non-employee directors receive a grant of options to purchase 1,000 shares of the Company's Common Stock. The per share exercise price for the underlying shares is equal to the fair market value of the Common Stock as of the date of grant. The options become exercisable one year following the date of grant and expire, if unexercised, 10 years following the date of the grant. As of December 31, 2002, the total number of shares subject to outstanding stock options for each Board member was 1,000, for an aggregate total of 7,000 shares. The per share exercise price for each of these options is $24.215

The Company has in effect a retirement plan for directors. To be eligible for retirement benefits under the Plan, a director must have served as a director for at least 10 years, with a minimum of five years of service as a non-employee of the Company and its subsidiaries. An eligible participant in the Plan will be paid, upon retirement and the attainment of age 65, an annual retirement benefit for life equal to the value of the annual Board retainer in effect at the time of the director's retirement. In May 2002, the Board of Directors terminated the retirement plan for all non-employee directors who become Board members after that date.  All current directors remain eligible under the terms of the existing Plan.

The Company is party to a consulting agreement with John Kean, who retired as Chief Executive Officer of the Company effective April 1, 1995. The Agreement has a three-year term and expires on March 31, 2004. Under the Agreement, Mr. Kean provides consulting services to the Company for up to 110 hours each calendar month. The Agreement requires Mr. Kean to devote sufficient time and effort to perform such duties as may be assigned by the Company or the Board of Directors from time to time. During the term of the Agreement, if Mr. Kean remains a director, he shall hold the position of Chairman of the Board. In consideration of the services rendered under the Agreement, the Company provides Mr. Kean with an annual fee of $280,000; office space; clerical support; and expense reimbursement. Other than amounts paid under the Agreement, Mr. Kean does not receive any compensation for serving on the Board or Committees of the Board of the Company, its divisions or subsidiaries. The Agreement will terminate automatically in the event of Mr. Kean's death and may be terminated by the Company for cause or if Mr. Kean should become disabled. Mr. Kean may terminate the Agreement for "Good Reason" (as defined in the Agreement) following a change in control of the Company, upon the impairment of his health, or upon thirty days prior written notice. Upon a change in control of the Company, the Agreement is automatically extended for three years following such change in control. In addition, if following a change in control the Agreement is terminated by Mr. Kean for Good Reason or by the Company (or its successor), other than as a result of Mr. Kean's disability or for cause, Mr. Kean shall be entitled to receive (i) an amount equal to the amounts which would have otherwise been paid to him if the Agreement had remained in effect through its term, (ii) the continuation of benefits, if any, through the term of the Agreement, and (iii) an amount, if necessary, in order to offset the impact of the application of any excise tax imposed under the Internal Revenue Code upon the value of such payments and benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Proxy disclosure rules require the Company to report certain relationships involving the Company in which members of the Compensation Committee have a direct or indirect material interest. The rules also require disclosure of interlocking relationships among Compensation Committee members and those executive officers of the Company, if any, who also serve as members of Compensation Committees or executive officers at other companies. The purpose of these requirements is to allow shareholders to assess the independence of the Company's Compensation Committee members in making executive compensation decisions and recommendations. While the Company has had transactions with companies and firms with which certain members of the Compensation Committee are, or at some point during fiscal year 2002 were, affiliated as an officer and/or director, there are no such relationships in which members of the Committee have a direct or indirect material interest (see "Transactions With Management"). In addition, there are no interlocking relationships of the nature described above involving members of the Compensation Committee. The members of the Compensation Committee are Vera King Farris, James J. Forese, J. Russell Hawkins, Bernard S. Lee (Chairman) and R. Van Whisnand.

TRANSACTIONS WITH MANAGEMENT

Companies and firms with which certain directors are, or during fiscal year 2002 were, affiliated as an officer and/or director had transactions in the ordinary course of business with the Company during fiscal year 2002 and similar transactions are expected to occur in the future. Except as discussed in the next paragraph, none of these directors had a direct or indirect material interest in any such transactions in which the amount involved exceeded $60,000. The companies or firms involved in these transactions and the related directors are: IKON Office Solutions (James J. Forese), National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation and National Fuel Resources, Inc. (Bernard S. Lee) and Enjay Realty, L.L.C (John Kean).

The Company is a party to a lease agreement with Liberty Hall Joint Venture for the occupancy of a 200,000 square foot office building in Union, New Jersey. The Joint Venture participants are Cali Liberty Hall Associates (a New Jersey general partnership) and Enjay Realty, L.L.C. ("Enjay"). John Kean is the majority owner of Enjay. All negotiations relative to the lease were conducted between the Company and Cali Liberty Hall Associates. In accordance with the lease, the annual base rent is approximately $3.2 million from 2003 through 2005, $3.4 million from 2006 through 2010, $3.6 million from 2011 through 2015, $3.9 million from 2016 through 2020, and $4.2 million from 2021 through 2022.

Family Relationships

John Kean is the father of John Kean, Jr.

The Board of Directors recommends shareholders vote FOR the election of the director nominees previously listed above. Proxies solicited by management will be voted FOR the election of all director nominees unless contrary voting instructions are indicated.

PROPOSAL NUMBER TWO:

APPROVAL OF AN AMENDMENT TO THE NUI CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has approved and is unanimously recommending that shareholders approve an amendment to the NUI Corporation Employee Stock Purchase Plan (the "Employee Plan") to increase the number of shares of Common Stock authorized for issuance under the Employee Plan by 200,000 to an aggregate of 440,000 shares.  The amendment and the number of shares authorized for issuance is intended to enable the Company to continue the purposes of the Employee Plan.  A copy of the proposed amendment is attached hereto as Appendix A.

Reason for the Amendment

The Employee Plan is designed to encourage employees to increase their ownership interest in the Company and to motivate them to exert their maximum efforts toward the success of the Company. The Employee Plan is one of several initiatives undertaken by the Board in order to align the interests of the Company's employees with the interests of shareholders. All employees who have been employed with the Company or one its divisions or subsidiaries for at least six months are eligible for participation in the Employee Plan. Accordingly, approximately 1,071 employees are eligible. As of December 31, 2002, 295 employees are participants in the Employee Plan and only 14,432 shares remained available for issuance under the Employee Plan. The amendment to the Employee Plan to increase the number of shares authorized for issuance is intended to enable the Company to continue the purposes of the Employee Plan.

Description of the Employee Plan

The Employee Plan was originally approved by the Company's shareholders on March 12, 1996. The following description of the material features of the Employee Plan is qualified in its entirety by reference to the full text of the Employee Plan. A copy of the Employee Plan is available upon a shareholder's written request to NUI Corporation, 550 Route 202-206, P.O. Box 760, Bedminster, New Jersey 07921, Attn: Corporate Secretary.

The Compensation Committee of the Board of Directors administers the Employee Plan. The Employee Plan requires that the Compensation Committee be comprised of at least three directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an "outsider director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

Employees eligible to participate in the Employee Plan consist of all employees of the Company and subsidiaries of the Company who have been employed for at least six months and who regularly work at least 20 hours per week ("Participants"). Participants are entitled to purchase shares of the Company's Common Stock in the following ways: (i) by designating a percentage of their pay ranging from one percent (1%) to a maximum of ten percent (10%) to be withheld on a regular basis in order to purchase shares of the Company's Common Stock monthly ("Payroll Payments"); (ii) by delivering to the Company funds in the minimum amount of $100 and a maximum amount of ten percent (10%) of their current annual salary within three business days of the end of a month to purchase shares of Common Stock ("Optional Payments"); or (iii) through a combination of Payroll Payments and Optional Payments. In no event, however, may more than ten percent (10%) of an employee's annual salary be used to purchase shares under the Employee Plan during any Plan Year. For purposes of the Employee Plan, a "Plan Year" is the calendar year. In order to be eligible to make Payroll Payments, enrollment and payroll deduction forms must be filed by specified percentage of pay selected until the Participant either elects a different rate by filing appropriate forms or terminates Payroll Payments.

On a monthly basis, the Company's transfer agent for the Employee Plan credits to the account of a Participant the number of whole shares of Common Stock derived by dividing the total amount of the Participant's Payroll Payments during the month plus any Optional Payments made by the Participant by the lesser of (i) 85 percent of the fair market value of the common stock on the first business day of the month, or (ii) 85 percent of the fair market value of the Common Stock on the last business day of the month. For purposes of the Employee Plan, the "fair market value" of the Common Stock on a particular day is the mean between the highest and lowest prices at which the Common Stock is traded on that date on a national securities exchange or, if there is no sale on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date, or if the market is closed on such date, the nearest prior trading day.

A Participant may withdraw Payroll Payments credited to the Participant's account under the Employee Plan if the amounts have not already been used to purchase Common Stock by giving at least 10 days prior written notice. The cash balance will then be paid to the Participant and no further payroll deductions will be made from the Participant's pay until the Participant re-enrolls for such payroll deductions.

Participants are required to hold shares acquired under the Employee Plan for at least six months. In the event that a Participant violates this requirement, the Participant will be suspended from the Employee Plan. The Participant will not be permitted to re-enroll in the Payroll Payments feature for six months from the month of the violation and will not be permitted to participate in the Optional Payments feature for the remainder of the Plan Year in which the violation occurred and during the next succeeding Plan Year. Participants do not have the ability to assign or transfer their rights to purchase Common Stock under the Employee Plan.

In the event that the outstanding shares of Common Stock of the Company have been increased, decreased, changed into or exchanged for a different number or kind of shares of Company securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the Compensation Committee may make appropriate adjustments to the number and/or kind of shares which may be offered under the Employee Plan.

The Board of Directors has the authority to terminate or amend the Employee Plan at any time, provided that the Board may not, without the approval of the shareholders of the Company, increase the maximum number of shares which may be issued under the Employee Plan (except as set forth in the immediately preceding paragraph), amend the requirements as to the employees eligible to participate in the Employee Plan or permit members of the Compensation Committee to participate in the Employee Plan.

Tax Consequences of the Employee Plan

The rights to purchase Common Stock granted to Participants under the Employee Plan constitute nonqualified options ("NQO") for Federal income tax purposes. No taxable income is recognized by the Participant at the time an NQO is granted under the Employee Plan. Generally on the date of exercise of an NQO, ordinary income will be recognized by the Participant in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, the Participant generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held. The Participant's basis in the shares will generally be equal to the price paid for the shares plus an amount equal to the discount on the purchase price included as ordinary income.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 with respect to shares of NUI Common Stock that may be issued under the Company's existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Shareholders (1)	965,600	$ 22.40	348,446 (2)

Equity Compensation Plans Not Approved by Shareholders	--	--	--

Total	965,600	$ 22.40	348,446

(1)                 Consists of the NUI Corporation Stock Option, Stock Award and Incentive Plan; the Director Stock Purchase Plan; and the Employee Plan.

(2)                 Securities remaining available include (i) 348,446 from the Incentive Plan; (ii) 41,568 shares from the Director Stock Plan  and (iii) 14,432 shares from the Employee Plan.

(3)                 Since the purchase price of shares under the Employee Plan and the Director Stock Plan is unknown, it has been excluded from the weighted average computation.

 Plan Benefits Under the Employee Plan

        Participation in the Employee Plan by executive officers is on a voluntary basis.  Accordingly, future participation cannot be determined.  During fiscal year 2002, the following shares were purchased under the Employee Plan:  Executive Officers -  3788 shares; All non-Executive Directors - 0; All other employees -  59,518 shares.

Approval

Approval of the amendment to the Employee Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors believes that the approval of the amendment to the Employee Plan is in the best interests of the Company since it will permit the Company to continue the purposes of the Employee Plan as discussed above.

The Board of Directors has unanimously adopted the amendment to the Employee Plan and recommends shareholders vote for approval of the amendment to the Employee Plan. Proxies solicited by management will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

PROPOSAL NUMBER THREE: RATIFICATION OF AUDITORS

The accounting firm of PricewaterhouseCoopers LLP ("PwC") has been selected by the Audit Committee of the Board of Directors to serve as independent public accountants for the Company and its subsidiaries for the fiscal year ending September 30, 2003.  PwC was first selected to serve as independent public accountants on June 20, 2002, following the termination of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants.

Shareholder ratification of the appointment is requested. In the event the appointment of PwC is not approved by the shareholders, the Audit Committee will reconsider its selection of PwC as independent public accountants for fiscal year 2003.

In connection with the highly public events surrounding Arthur Andersen earlier this year, on May 10, 2002, the Audit Committee dismissed Arthur Andersen as the Company's independent public accountants, effective immediately. The audit reports of Arthur Andersen on the consolidated financial statements of the Company for the fiscal years ended September 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years ended September 30, 2001 and 2000 and through the date of Arthur Andersen's dismissal: (a) there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of such disagreement in connection with Arthur Andersen's report on the Company's consolidated financial statements for such years; and (b) there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

On June 20, 2002,  the Audit Committee appointed PwC as the Company's independent public accountants for the Company's fiscal year ending September 30, 2002, effective immediately. During the Company's two most recent fiscal years and through the date of PwC's appointment as independent accountants, neither the Company nor anyone acting on its behalf consulted PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(ii) of Regulation S-K.

       The following table shows the fees paid by the Company for the audit and other services provided by PwC for fiscal year 2002. The fees set forth below include PwC fees relating to a re-audit of the company's financial statements for fiscal years 2000 and 2001.

Audit Fees (1)	$ 995,000
Financial Information Systems Design and Implementation Fees	$ 0
All Other Fees (2)	$ 2,692,036

Total	$ 3,687,036

(1) Audit services of  PwC for fiscal years 2002, 2001 and 2000 consisted of the audit of the consolidated financial statements of the Company and quarterly reviews of its financial statements for fiscal years 2002, 2001 and 2000.

(2) "All other fees" includes $54,500.00  for audit related services, including, among other items, benefit plans, statutory audits and services related to filings made with the Securities and Exchange Commission ("SEC").  In addition, PWC Consulting, an affiliate of PwC, which was sold to a third party effective September 30, 2002, had provided consulting services during fiscal year 2002.  Of these fees, which total $2,637,536, a substantial portion was incurred prior to the appointment of PwC on June 20, 2002.

      The Audit Committee has determined that the provision of the services described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" was and is compatible with maintaining the independence of PwC.

      It is expected that representatives of PwC will be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors has unanimously approved the appointment of PwC and recommends shareholders vote FOR the ratification of this appointment. Proxies solicited by management will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.  In the event of an insufficient number of votes to ratify this appointment, the Board of Directors will reconsider its selection of  PwC as independent public accountants for fiscal year 2003.

AUDIT COMMITTEE REPORT

       The Audit Committee of the Company's Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. During fiscal year 2002, the Audit Committee Charter was amended to reflect changes in the law as a result of the enactment of Sarbanes-Oxley Act of 2002 and changes in rules governing certain of the Company's activities promulgated by the New York Stock Exchange ("NYSE") and the SEC. A copy of the amended Audit Committee Charter is set forth in Exhibit B to this Proxy Statement.

       The members of the Committee are James J. Forese (Chair), J. Russell Hawkins and Bernard S. Lee. The membership of the Audit Committee fully complies with all current requirements of law and the rules of the SEC and the NYSE. The Audit Committee selects the Company's independent public accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and the independent public accountants.

        The Company began fiscal year 2002 with the firm of Arthur Andersen serving as the Company's independent public accountants. Arthur Andersen experienced severe problems in meeting its client obligations as a result of its involvement in the collapse of Enron Corporation and its aftermath. As a result, it became evident to the Audit Committee and the Board of Directors that Arthur Andersen was not suitable to serve as the Company's independent public accountants for fiscal year 2002. In May, 2002 the Audit Committee terminated Arthur Andersen as independent public accountants. Following a search for a new independent public accounting firm, the Audit Committee appointed PricewaterhouseCoopers LLP. to succeed Arthur Andersen on June 20, 2002.

     As discussed more fully in the Company's Annual Report on Form 10-K for fiscal year 2002, the Company restated its audited financial statements for the fiscal years ended September 30, 2001 and 2000, as well as quarterly results for the firs three quarters of fiscal 2002, previously audited by Arthur Andersen.  In connection with the restatement, the Committee held joint and independent discussions with management, outside counsel and PwC regarding the matters that gave rise to the restatement.  Management represented to the Audit Committee that the Company's consolidated financial statements, as restated, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and extensively discussed the restated consolidated financial statements with management and PwC.

      Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. The Audit Committee has discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent public accountants that firm's independence.

       Based upon the Audit Committee's discussion with management and the independent public accountants, the Audit Committee's review of the representation of management, and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2002.

Members of the Audit Committee

James J. Forese, Chairman
J. Russell Hawkins
Bernard S. Lee

OWNERSHIP OF VOTING SECURITIES BY CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

NUI's management is not aware of any shareholder who owns beneficially more than five percent of NUI's common stock.

Common Stock and Total Stock-Based Holdings

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 2002 by (i) each director of the Company, (ii) each of the Company's officers named in the Summary Compensation Table (collectively, the "Named Executive Officers"), (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated. The address of each of the persons listed in this table is as follows: c/o NUI Corporation, 550 Route 202-206, P.O. Box 760, Bedminister, New Jersey 07921-0760.

Name of Beneficial Owner	Shares Owned (1)	Restricted Stock (2)	Option Shares	Total Beneficial Ownership	Percent of Class*

A. Mark Abramovic	15,694	21,849	120,000	157,543
Michael J. Behan	2,798	7,926	40,500	51,224
Vera King Farris	8,208		1,000	9,208
James J. Forese	11,438		1,000	12,438
J. Russell Hawkins	5,131		1,000	6,131
John Kean (3)	365,418		1,000	366,418	2.28%
John Kean, Jr.	96,891	55,800	435,000	587,691
Bernard S. Lee (4)	18,298		1,000	19,298
Robert F. Lurie	9,347	7,499	40,500	57,346
James R. Van Horn	13,618	11,325	75,000	99,943
R. Van Whisnand	14,438		1,000	15,438

11 Directors and executive officers as a group	561,279	104,399	717,000	1,382,678	4.14%

* Unless otherwise noted, the individuals listed above own less than one percent of the outstanding  Common Stock based upon shares of Common Stock outstanding at December 31, 2002 of 16,061,062 shares.

1)       This column includes Common Stock which has been deferred under the Company's deferred compensation program. This column also includes the number of shares of Common Stock issuable to non-employee directors upon termination of Board service in payment for their annual Board and Committee chair retainers, as follows: James J. Forese and R. Van Whisnand, 11,288 shares each; Bernard S. Lee, 9,346 shares; Vera King Farris, 7,703 shares; J. Russell Hawkins, 3,610 shares; and all directors as a group, 43,235 shares.

2)       This column represents restricted stock held by executive officers over which the officers have voting power, but no investment power. The total number of shares for all directors and officers as a group is 147,634.

3)       Includes 142,937 shares over which John Kean has shared voting and investment power as a co-trustee under various trusts for the benefit of members of the Kean family and 500 shares held by Mr. Kean's wife.

4)       Includes 10,000 shares held by Dr. Lee's wife.

EXECUTIVE OFFICERS

The following information is provided with respect to each executive officer of the Company. Officers are elected annually at the first meeting of the Board of Directors following the Annual Meeting. There are no arrangements or understandings between any officer and any other person pursuant to which the officer was elected.

John Kean, Jr., age 45

President and Chief Executive Officer

Mr. Kean has served as President and Chief Executive Officer of the Company since April 1995.

A. Mark Abramovic, age 54

Senior Vice President, Chief Operating Officer and Chief Financial Officer

Mr. Abramovic has served as Senior Vice President and Chief Financial Officer since September 1997 and as Chief Operating Officer since May 1998.

Michael J. Behan, age 56

Vice President-New Ventures

Mr. Behan has served as Vice President since March 1993. He also serves as President of NUI Environmental Group, Inc. and served as President of Utility Business Services, Inc. from 1997 to 2002.

Robert F. Lurie, age 45

Vice President - Corporate Development and Planning

Mr. Lurie has served as Vice President - Corporate Development and Planning since February 2002. From 1996 to February 2002, he served as Vice President - Corporate Development and Treasurer.

James R. Van Horn, age 46

Chief Administrative Officer, General Counsel and Secretary

Mr. Van Horn has served as Chief Administrative Officer since May 1998 and as General Counsel and Secretary since June 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is comprised of five independent, non-employee directors. The Compensation Committee has the responsibility of making recommendations to the Board concerning the Company's executive compensation policies, practices and objectives. The authority, responsibility and duties of the Compensation Committee are described in a Compensation Committee Charter, which has been approved by the Board of Directors. The responsibilities and duties of the Committee include, among other things:

-  reviewing from time to time and approving the overall compensation policies of the Company applicable to the Company's executive officers, to ensure that the executive officers are rewarded appropriately for their contributions to the Company's growth and profitability and that such compensation policies are aligned with the Company's objectives and shareholder interests.

-  reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer of the Company; evaluating the performance of the Chief Executive Officer in light of these goals and objectives; and setting the compensation of the Chief Executive Officer based on the Committee's evaluation and compensation levels of chief executive officers at companies comparable to the Company.

-   reviewing and approving the compensation for the executive officers of the Company other than the Chief Executive Officer.

-   reviewing, approving, administering and annually evaluating the Company's compensation plans, equity-based plans and benefit plans or programs for executive officers and such other officers as the Compensation Committee deems appropriate, as well as establishing individual targets and ranges under such plans or programs.

-  reviewing, approving and administering the NUI Corporation Employee Stock Purchase Plan and the 1996 Director Stock Purchase Plan (the "Director Stock Plan").

-  reviewing and approving equity-based grants to the Company's executive officers and other.

-  reviewing, approving and at least annually evaluating the compensation and benefits for the Company's non-employee directors.

        In discharging its responsibilities, the Compensation Committee draws upon various resources, including but not limited to the varied business experiences and knowledge of Committee members and other non-employee directors in the area of executive compensation and the advice of independent compensation experts. These resources allow the Compensation Committee to stay abreast of current trends and developments in executive compensation and provide valuable guidance to the Compensation Committee in making decisions and in making recommendations to the Board of Directors.

        The Compensation Committee recognizes the importance of a strong executive compensation program to attract and retain qualified executives. The Compensation Committee also strongly believes that the executive compensation program should be designed to align the interests of management closely with the interests of shareholders and to tie compensation levels to the performance of the Company and the achievement of long-term and short-term goals and objectives.

        The Compensation Committee has designed a compensation program to provide executives with competitive base salaries and benefits and a significant incentive to achieve specific short- and long-term business performance objectives.  The program includes establishing a target level of Company performance in certain categories, such as earnings before interest and taxes, earnings per share, return on invested capital, revenues and debt rating.  For officers with responsibility for a business unit, targets tied to the performance of the specific business unit are also established.  Short-term targets are set for annual performance periods and long-term targets are set for a three-year performance period.  Awards are earned if performance is at the targeted level at the conclusion of the performance period.  A reduced award is earned if performance is at a pre-established threshold level but not at the targeted level and an enhanced award is earned if performance exceeds the targeted level to an exceptional award opportunity.  If performance falls below the established threshold level then performance awards are not earned.

        The components of the executive compensation program are:

-  competitive base salaries that are targeted to be at or near the 50th percentile for the officer's position when compared to competitive market data;

-   retention incentives through the provision of stock options that vest three years from the date of grant;

-  short-term incentives through the payment of cash bonuses and the awarding of performance-based restricted stock;

-  long-term incentives through the provision of cash incentive opportunities that become payable in the event that long-term targeted performance levels are exceeded; and

-  competitive executive benefits.

      In making determinations for base salaries, award opportunities to be provided to officers under the compensation program and in establishing short- and long-term performance targets, the Compensation Committee considers data provided by independent compensation experts for the purpose of determining competitive levels of total compensation for each executive. The Compensation Committee's objective is to develop a total compensation program that is competitive in the marketplace and provides significant incentive to increase shareholder value. While the Compensation Committee believes it is important to ensure that total compensation levels for each executive are competitive, it also believes that the mix of compensation should be weighted toward variable components that provide a significant incentive for the achievement of the Company's financial performance objectives.

      In order to further align management's interest with NUI shareholders, the Board of Directors has implemented the following minimum stock ownership requirements for both officers and members of the Board of Directors:

-  the Chief Executive Officer must own Common Stock with a market value equal to a minimum of four times his then current salary;

- other executive officers must own Common Stock with a market value equal to a minimum of two times their then current base salary;

-  non-executive officers must own Common Stock with a market value equal to their then current base salary;

-   only shares, which are owned outright by these officers, will be included in determining their compliance with these requirements;

-  shares of restricted Common Stock that have not vested, as well as shares that have not yet vested under NUI's benefit plans, are not included in determining compliance;

-   members of the Board of Directors are required to own shares of Common Stock with a market value equal to a minimum of six times the then current value of the Board's annual retainer (this would be equivalent to $150,000 based upon the current retainer of $25,000 in a deferred grant of CommonStock paid to members of the Board); for purposes of determining compliance with this requirement, shares owned outright by directors will be combined with any shares credited to their deferred stock balances.

     Officers and directors have six years from the implementation of the program or from the time they join the Company (whichever is later) to comply with these minimum stock ownership requirements.  In the event that an officer or director does not satisfy this requirement, the Compensation Committee may, in its discretion, take action intended to promote compliance, including the payment of cash incentives in the form of stock.  The Compensation Committee regularly monitors the progress of officers and directors toward compliance.

     Consistent with the Compensation Committee's overall objective of aligning the interests of management with the interests of shareholders and providing an incentive for the enhancement of shareholder value, the Compensation Committee has made grants of restricted Common Stock to certain employees of the Company, including the executive officers listed in the Summary Compensation Table. The terms of these grants require the Company to achieve specific performance targets in order for the recipients to receive all of the granted shares of Common Stock. If minimum performance targets are not met, all shares related to the applicable performance period are forfeited. The Compensation Committee has the authority to make adjustments to these performance objectives if it deems such adjustments appropriate.

     As a result of many factors, the Company did not achieve the minimum earnings performance levels in fiscal year 2002 necessary for executives to earn restricted stock and all such shares were forfeited. In total, 112,700 shares of NUI Common Stock, with a market value of $1,691,627, were forfeited by the holders of restricted stock. Of this amount, 82,500 shares of Common Stock, with a market value of $1,238,325, were forfeited by those officers listed in the Summary Compensation Table.  In addition, as a result of the Company's financial performance in fiscal year 2002, no cash incentives were awarded to officers.

     The compensation paid to John Kean, Jr., President and Chief Executive Officer, with respect to fiscal year 2002 is set forth in the Summary Compensation Table. Mr. Kean's salary increased by 13.2  percent in fiscal year 2002 from the salary he received in fiscal year 2001. Because Mr. Kean's salary is significantly lower than the 50th percentile based upon a competitive market comparison to similar positions, the Compensation Committee has determined it appropriate to provide Mr. Kean with a series of salary increases that are intended to bring his salary in line with the 50th percentile of the competitive marketplace. As a result of the Company's financial performance in fiscal year 2002, the Compensation Committee determined that no cash incentive awards should be paid to any officer, including Mr. Kean. In addition, Mr. Kean forfeited 45,000 shares of restricted Common Stock, with a market value of $675,450, for fiscal year 2002 as a result of the Company's financial performance.

     As noted above, the Compensation Committee strongly believes in the use of performance-based compensation to incent management to enhance shareholder value. In order to provide a future long-term incentive for Mr. Kean to lead the Company, to improve its financial performance and to enhance shareholder value, the Compensation Committee granted him 30,000 shares of restricted Common Stock, which is reflected in the Summary Compensation Table.  Shares of restricted stock carry significant risk of forfeiture.  In order for Mr. Kean to earn all  of these shares, all Company performance targets must be met. This restricted stock award is consistent with the Compensation Committee's objective of aligning the interests of management with the interests of shareholders.

     The Compensation Committee believes that the executive compensation program is well structured and provides maximum incentive for executives to continually improve the Company's financial performance, as well as to attract, retain and motivate key employees, and to enhance shareholder value.

Members of the Compensation Committee

Dr. Bernard S. Lee, Chairman
James J. Forese
J. Russell Hawkins
R. Van Whisnand
Dr. Vera King Farris

PERFORMANCE GRAPH

The graph below reflects the performance of the Company's Common Stock during the past five fiscal years and compares that performance with the performance of two broad market indices, the S&P 500 and the S&P Utilities. The chart below tracks the performance of an investment of $100 on October 1, 1997, and assumes the reinvestment of dividends.

	1997	1998	1999	2000	2001	2002

NUI	100.0	101.6	113.9	143.9	101.3	111.7
S&P Utilities	100.0	130.3	128.1	183.5	137.4	88.9
S&P 500	100.0	109.0	139.3	157.7	115.8	92.2

ANNUAL COMPENSATION, LONG-TERM COMPENSATION AND
ALL OTHER COMPENSATION

The following table summarizes the compensation paid during fiscal years 2002, 2001 and 2000 to the Company's Chief Executive Officer and each of the four other executive officers.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards (1)(2)	Securities Underlying Options/ SARs	All Other Compensation (3)
John Kean, Jr.	2002	$450,000	$ 0	$ 612,408	0	$4,808
President and Chief	2001	397,500	61,500	691,500	435,000	$7,144
Executive Officer	2000	345,000	208,300	598,760	0	6,624

A. Mark Abramovic	2002	$285,000	$ 0	$219,146	0	$7,296
Senior Vice President,	2001	258,838	66,300	230,500	120,000	6,653
Chief Operating Officer	2000	232,500	132,000	299,380	0	6,180
& Chief Financial Officer

James R. Van Horn	2002	$210,950	$ 0	$130,587	0	$7,033
Chief Administrative	2001	194,018	49,000	138,300	75,000	6,692
Officer, General Counsel and Secretary	2000	182,225	92,500	104,783	0	6,407

Robert F. Lurie	2002	$172,800	$ 0	$ 78,803	0	$5,376
Vice President-	2001	167,389	25,400	80,675	40,500	4,923
Corporate Development	2000	160,000	59,500	89,814	0	4,800
& Planning

Michael J. Behan	2002	$169,100	$ 0	$79,553	0	$5,260
Vice President-	2001	164,194	24,800	80,675	40,500	4,382
New Ventures	2000	159,400	73,100	104,783	0	4,503

 (1)     Shares of restricted stock carry a significant risk of forfeiture. In order to earn all shares, all targeted financial performance objectives must be achieved. The number of shares of restricted stock granted to the listed officers with respect to fiscal year 2002 is as follows: John Kean, Jr.: 40,800; A. Mark Abramovic: 14,600; James R. Van Horn: 8,700; Robert F. Lurie: 5,250; and Michael J. Behan: 5,300. Restricted shares will vest over a one-year period if pre-established Company performance objectives are achieved. The value of the award is based upon the fair market value of the Common Stock on the date of grant. A portion of the restricted shares reflected in the table above are scheduled to vest on March 31, 2003, with the remainder vesting on November 26, 2003, each subject to the company meeting pre-established performance criteria. These awards were granted on November 26, 2002, and the fair market value for the Common Stock was $15.01 on that date.

(2)     Since the Company did not achieve its performance objectives in fiscal year 2002, shares of previously granted restricted stock, the vesting of which was contingent upon meeting these objectives, were forfeited. The number and value of shares forfeited by each of the listed officers is as follows: John Kean, Jr.: 45,000 shares ($675,000); A. Mark Abramovic: 17,000 shares ($255,170); James R. Van Horn: 8,625 shares ($129,461); Robert F. Lurie: 5,750 shares ($86,307.50); and Michael J. Behan:  6,125 shares ($91,936).

(3)     Represents the employer match under qualified savings plans during fiscal year 2002.

Set forth below is information on current outstanding restricted stock for the listed officers as of September 30, 2002. Prior to vesting, the recipients receive dividends on these shares and have voting rights with respect to these shares.

Vesting Schedule

Officer

Date of Grant

Shares Remaining To Vest

Value on 9/30/02 $21.235

2002 Forfeitures

Vesting Shares

Vesting Date

John Kean, Jr.	11/23/98	5,000	$ 106,175	5,000	0	11/25/02
	11/23/99	10,000	212,350	5,000	0	11/25/02
					5,000	11/25/03
	11/27/00	15,000	318,525	5,000	0	11/25/02
					5,000	11/25/03
					5,000	11/25/04
	11/27/01	30,000	637,050	30,000	0	11/25/02
A. Mark Abramovic	11/23/98	2,250	$ 47,779	2,250	0	11/25/02
	11/23/99	4,500	95,558	2,250	0	11/25/02
					2,250	11/25/03
	11/27/00	7,500	159,263	2,500	0	11/25/02
					2,500	11/25/03
					2,500	11/25/04
	11//27/01	10,000	212,350	10,000	0	11/25/02
James R.Van Horn	11/23/98	875	$ 18,581	875	0	11/25/02
	11/23/99	1,750	37,161	875	0	11/25/02
					875	11/25/03
	11/27/00	2,625	55,742	875	0	11/25/02
					875	11/25/03
					875	11/25/04
	11/27/01	6,000	127,410	6,000	0	11/25/02
Robert F. Lurie	11/23/98	750	$ 15,926	750	0	11/25/02
	11/23/99	1,500	31,853	750	0	11/25/02
					750	11/25/03
	11/27/00	2,250	47,779	750	0	11/25/02
					750	11/25/03
					750	11/25/04
	11/27/01	3,500	74,323	3,500	0	11/25/02
Michael J. Behan	11/23/98	875	$ 18,581	875	0	11/25/02
	11/23/99	1,750	37,161	875	0	11/25/02
					875	11/25/03
	11/27/00	2,625	55,742	875	0	11/25/02
					875	11/25/03
					875	11/25/04
	11/27/01	3,500	74,323	3,500	0	11/25/02

OPTIONS GRANTED IN LAST FISCAL YEAR

					Potential Realizable Value
		% of Total			at Assumed Annual
	Number of Securities	Options Granted	Exercise		Rates of Stock Price
	Underlying Options	to Employees	Price	Exp.	Appreciation for Option Term
Name	Granted (1)	in Fiscal Year	$ / Sh	Date	5%	10%

John Kean, Jr.	435,000	45.28%	$22.39	11/26/07	$13,704,666	$18,979,823
A. Mark Abramovic	120,000	12.49%	$22.39	11/26/07	$3,780,597	$5,235,813
James R. Van Horn	75,000	7.81%	$22.39	11/26/07	$2,362,873	$3,272,383
Robert F. Lurie	40,500	4.22%	$22.39	11/26/07	$1,275,952	$1,767,087
Michael J. Behan	40,500	4.22%	$22.39	11/26/07	$1,275,952	$1,767,087

(1)     All options were granted under the Company's Incentive Plan and become exercisable on November 26, 2004.

 Options and Stock Appreciation Rights

      In November 2001, the Company made a grant of stock options to officers, including those executive officers listed in the Summary Compensation Table, in accordance with the NUI Corporation Stock Option, Stock Award and Incentive Plan. The Company does not have any outstanding stock appreciation rights ("SARs"). Information relating to the officers listed in the Summary Compensation Table is set forth below. With respect to those officers, all options become exercisable in November 2004 and carry a per share exercise price of $22.39.

Aggregated Option/SAR Exercises in 2002 Fiscal Year

Option and SAR Values as of September 30, 2002

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End Exercisable/ Unexercisable
John Kean, Jr.	0	0	0/435,000	0/0
A. Mark Abramovic	0	0	0/120,000	0/0
James R. Van Horn	0	0	0/75,000	0/0
Robert F. Lurie	0	0	0/40,500	0/0
Michael J. Behan	0	0	0/40,500	0/0

Retirement Benefit Plans

      The executive officers of the Company earn retirement benefits that may be payable under three separate retirement plans: (1) the Company's Retirement Plan, a funded plan in which more than 70 percent of the Company's employees are eligible to participate; (2) the ERISA Excess Benefits Plan, an unfunded plan that is designed to provide benefits for those participants in the Retirement Plan for whom benefits are reduced by reason of the limitations imposed under Section 415 of the Internal Revenue Code of 1986, as amended from time to time (the "Code''); and (3) the Supplemental Retirement Benefits Plan, an unfunded plan that provides additional benefits to certain key executive employees, including those listed in the Summary Compensation Table. While participants in the Retirement Plan and the ERISA Excess Benefits Plan become vested in their entitlement to benefits after 5 years of service, participants in the Supplemental Retirement Benefits Plan are eligible to receive benefits from the plan only if they reach retirement age while working for the Company (55 years of age with 10 years of service or 65 years of age with 5 years of service).

     The Retirement Plan, which is funded entirely by the Company, provides that a participant retiring at or after age 65 (or at or after age 62 with at least 25 years of credited service) will receive an annual retirement benefit equal in amount (when calculated as a life annuity with two years certain) to 1½ percent of the participant's final average compensation (the average of the highest sixty consecutive calendar months' base salary and sales commissions) multiplied by the number of years of credited service. This benefit formula is different for employees who participated in other pension plans that have been merged into the Retirement Plan. Benefits payable to participants in the Retirement Plan may be reduced by reason of the limitations imposed under Section 415 of the Code. The ERISA Excess Benefits Plan will pay the difference between the amount payable to the participant under the Retirement Plan and the amount the participant would have been paid but for the limitations imposed under Section 415 of the Code. Benefits under this plan are subject to the same terms and conditions as the benefits payable to the participant under the Company's Retirement Plan.

      The unfunded Supplemental Retirement Benefits Plan provides that each eligible employee who reaches retirement age while working for the Company may receive an annual retirement benefit equal in amount (when calculated as a life annuity with two years certain) to two percent of the participant's final average total compensation (the average of the highest 60 consecutive months' earnings, including cash bonuses earned) multiplied by the number of years of credited service up to a maximum of 60 percent. Benefits otherwise payable under the unfunded Supplemental Retirement Benefits Plan are reduced by amounts payable under the Retirement Plan and the ERISA Excess Benefits Plan.

The following table shows the maximum aggregate annual retirement benefit payable from all three retirement plans at normal retirement age of 65 years for various levels of final average compensation and years of service, assuming payment of benefits in the form of a life annuity with a two-year certain:

Years of Service
Remuneration (*)	10 Years	20 Years	30 Years	40 Years
$100,000	$ 20,000	$ 40,000	$ 60,000	$ 60,000
200,000	40,000	80,000	120,000	120,000
300,000	60,000	120,000	180,000	180,000
400,000	80,000	160,000	240,000	240,000
500,000	100,000	200,000	300,000	300,000
600,000	120,000	240,000	360,000	360,000
800,000	160,000	320,000	480,000	480,000
1,000,000	200,000	400,000	600,000	600,000

_______________

*      Average annual compensation utilized for formula purposes includes salary and cash bonus as reported in the Summary Compensation Table. The benefit amounts shown in the preceding table are not subject to any deduction for Social Security benefits or other offset amounts. The years of service now credited under the Retirement Plan for the participants listed in the Summary Compensation Table are as follows: John Kean, Jr., 18 years; A. Mark Abramovic, 5 years; James R. Van Horn, 7 years; Robert F. Lurie, 8 years; and Michael J. Behan, 24 years.

Change in Control Agreements

The Company is party to Change in Control Agreements with certain officers, including those officers listed in the Summary Compensation Table. The purpose of these Agreements is to provide key management personnel with certain financial protection in the event of a change in control of the Company and the subsequent termination of the officer's employment. By providing this protection, the Company helps to ensure that the efforts of key employees remain focused on the Company's performance and the enhancement of shareholder value during rumored, potential or actual change in control situations.

A covered officer becomes entitled to the payments and benefits provided for in the Agreement if, within 36 months after the change in control,

-  the Company (or its successor) terminates the employee other than for cause or as a result of the employee's death or disability; or

-  the employee terminates his or her employment for Good Reason (as defined in the Agreement).

     Under the Agreement, the payments to which a covered officer will be entitled in such a termination event vary and at the highest coverage level include a payment of three times the officer's annual base salary plus three times the highest incentive compensation award received by the officer during the preceding 36 months.

Following termination of employment:

-  the officer will continue to participate in all employee benefit plans in which the officer was eligible to participate on the date of termination;

-  all incentive awards not yet paid will be payable; and

-   the spread between the exercise price and the higher of the highest bid price during the twelve months preceding termination or the highest price per share paid in connection with any change in control will be payable in cash in lieu of stock issuable upon the exercise of stock options.

     Most Change in Control Agreements provide that in the event that any payment or benefit received under the Agreement would be an "excess parachute payment'' (within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended from time to time), then the present value of all payments to be received under the Agreement shall be reduced to an amount which maximizes payments but does not result in the payment of an excess parachute payment.

     The Agreements with John Kean, Jr., A. Mark Abramovic and James R. Van Horn provide that, if any payments are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of an excess parachute payment, then the Company (or its successor) shall gross-up the payments to be made to them so that the net amount shall be equal to the payments prior to the payment of any excise tax and any income taxes on the gross-up payment.

     Except as set forth above, the Company is not party to any other employment, change in control or termination agreements with executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

     Federal securities law requires that the executive officers and directors of the Company and holders of greater than 10 percent of the Company's outstanding Common Stock must report to the SEC, within certain periods, how many shares of the Company's equity securities they own and if they conducted any transactions in that stock. Based solely on a review of the copies of such reports furnished to the Company and written reports from the Company's executive officers and directors, the Company believes that all Section 16(a) filings for fiscal year 2002 have been timely made.

OTHER BUSINESS

     The Board of Directors does not intend to present any other business at the Annual Meeting, and is not aware of any business to be presented by others. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxy.

ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended September 30, 2002, has been mailed to shareholders who are referred to such report for financial and other information about the Company.

     The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission to any beneficial owner of the Company's Common Stock upon receipt of a written request from such person. Please direct all such requests to James R. Van Horn, Chief Administrative Officer, General Counsel and Secretary, 550 Route 202-206, P.O. Box 760, Bedminster, New Jersey 07921-0760.

SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals for consideration at the Company's 2004 Annual Meeting. Shareholders who desire to submit a proposal to be considered for inclusion in the Proxy Statement relating to that meeting must satisfy certain informational and stock ownership requirements established by the Securities and Exchange Commission and submit such proposal to the Secretary of the Company at 550 Route 202-206, P.O. Box 760, Bedminster, New Jersey 07921-0760 no later than September 30, 2003.  In addition, under our By-laws, shareholders must give advance notice of nominations for a director or other business to be addressed at the 2004 Annual Meeting not less than 90 days nor more than 120 days prior to the date of the 2004 Annual Meeting, unless less than 100 days notice of such date is given, in which case, to be timely, notice must be received not later than the close of business on the 10th day following the date notice was given.

By Order of the Board of Directors

James R. Van Horn

Chief Administrative Officer,

General Counsel and Secretary

Dated: January 28, 2003

Bedminster, New Jersey

Appendix A

AMENDMENT TO THE

NUI CORPORATION EMPLOYEE STOCK PURCHASE PLAN

The NUI Corporation Employee Stock Purchase Plan (the "Employee Plan") is hereby amended, subject to shareholder approval of this Amendment at the next annual meeting of the Company's shareholders, as follows:

                Section 4.01 of the Employee Plan is hereby amended in its entirety to read as follows:

4.01  Shares Offered.  The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment as provided in Section 12.03, shall be 440,000 shares.

The Plan shall terminate upon the issuance of the maximum number of shares of Common Stock as provided in Section 12.04.

Appendix B

NUI CORPORATION
AUDIT COMMITTEE CHARTER

PURPOSE

There shall be a committee of the Board of Directors (the "Board") of  NUI Corporation (the "Company") to be known as the Audit Committee. The primary functions of the Audit Committee are (1) to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of:  (i) the financial reports and other financial information provided by the Company to the stockholders and others; (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, (iv) the performance of the Company's internal audit function; (v) the performance of the Company's  independent public accountants, (vi) the Company's system of internal controls; and (vii) the Company's audit, accounting, and financial reporting processes generally; and (2) to prepare the "Report of the Audit Committee" to be included in the Company's annual Proxy Statement.

In carrying out this function, the Audit Committee shall serve as an independent and objective monitor of the performance of the Company's financial reporting process and system of internal control; review and appraise the audit efforts of the Company's independent accountants and internal auditors; and provide for open, ongoing communication among the independent accountants, financial and senior management, internal auditors, and the Board of Directors concerning the Company's financial position and affairs.  The Audit Committee shall have sole authority to retain and terminate the Company's independent accountants and to approve any services (auditing and non-auditing) to be rendered to the Company by the Company's independent accountants.

COMPOSITION

The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director as determined in accordance with the Company's By-laws, the New York Stock Exchange rules and Section 301 of the Sarbanes-Oxley Act of 2002.  In accordance with NYSE rules, all members of the Audit Committee shall be "financially literate" (i.e., familiar with basic finance and accounting practices) and at least one member of the Committee shall have accounting or related financial management expertise.  In addition, in accordance with the Sarbanes-Oxley Act of 2002, at least one member of the Committee shall be a "financial expert" as defined in such rules as may be promulgated by the Securities Exchange Commission.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.   At least twice annually, the Committee shall hold separate executive sessions with the internal auditors, independent accountants and management to discuss any matters that the Committee or each of these groups believes should be discussed privately.  The Committee shall have full authority to establish its agenda and to directly access various members of the Company's management.  The Committee shall meet at least annually with management regarding the Company's system of internal control, results of audits, and accuracy of financial reporting.

RESPONSIBILITIES AND DUTIES

The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the independent accountants, have more knowledge and more detailed information about the Company than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountants' work.

The Audit Committee shall have the sole authority to, and shall, do the following:

(1)           retain and, where appropriate, terminate the Company's independent accountants,

(2)           pre-approve all auditing services and related fees and the terms; and

(3)           pre-approve any non-audit services (any services provided other than in connection with the audit or review of financial statements) to be rendered by the Company's independent accountants, including the terms thereof and the fees to be paid in connection therewith, except for non-audit services that were not recognized at the time of the engagement to be non-audit services and otherwise fall within the pre-approval exception provided in Section 10A of the Securities Exchange Act of 1934 ("de minimus non-audit services"), which de minimus non-audit services shall be approved by the Committee prior to completion of the audit.

The Audit Committee may delegate to one or more members of the Committee the authority to pre-approve services to be provided by the independent accountants.  Any such pre-approval by one or more members of the Committee shall be reported to the full Committee at the next scheduled meeting.  The pre-approval of auditing and non-auditing services can be done with input from, but no delegation of authority to, management.

In addition, the following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

-   review with management and the independent accountants the financial information contained in the Company's Quarterly Report on Form 10-Q (including management's discussion and analysis of the financial condition and results of operations) prior to its filing, and the results of the independent accountants' review of Interim Financial Information pursuant to SAS 71.  Such review should include a discussion of (1) any significant changes recommended or required by the independent accountants, (2) any serious disputes between management and the independent accountants, (3) the critical accounting policies and practices reflected in the quarterly results, (4) any new accounting policies, and (5) all alternative treatments of financial information within generally accepted accounting principles, ramifications of the use of alternative treatments, and the treatment preferred by the independent public accountants.

-   review with management and the independent accountants at the completion of the annual audit of the Company's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

(1)           the Company's annual consolidated financial statements and related footnotes;

(2)           management's discussion and analysis of the financial condition and results of operations;

(3)           independent accountants' audit of the consolidated financial statements and the form of its report;

(4)           any significant changes recommended or required in the independent accountants' audit plan;

(5)           the critical accounting policies and practices reflected in the annual results, any new accounting policies, and all alternative treatments of financial information within generally accepted accounting principles, ramifications of the use of alternative treatments, and the treatment preferred by the independent public accountants;

(6)         any significant difficulties or disputes with management encountered during the course of the audit; and

(7)           other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards including discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Company's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

-  at least annually, the Audit Committee should review with management, the head of internal audit and the independent accountants (1) the Company's policies with respect to risk assessment and risk management, (2) the Company's major financial risk exposures and (3) the steps management has taken to monitor and control such exposures.

-  at least annually, the Audit Committee should review with management and the independent accountants the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including: (1) major issues regarding accounting principles and financial statement presentations including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (2) analyses prepared by management and/or the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (4) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

-  discuss with management generally the types of information (including financial information and earnings guidance) to be disclosed in earnings press releases and earnings calls, as well as to analysts and rating agencies.

-  prior to the release of each quarterly earnings press release, discuss with management and the independent accountants the results for the quarter, including any significant transactions which occurred during the quarter, any significant adjustments, management judgments and accounting estimates, new accounting policies and any disagreements between management and the independent accountants.

-  at least on an annual basis, the Audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence.  The Committee shall take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the accountants and satisfy itself that the Company has engaged independent accountants as required by the Securities Acts administered by the Securities and Exchange Commission.

-  the Committee will prepare the Audit Committee Report for inclusion in the annual stockholders' meeting Proxy Statement. The Audit Committee Report must state whether the Audit Committee:

(1)           has reviewed and discussed the audited consolidated financial statements with management;

(2)           has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;

(3)           has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and

(4)           has recommended to the Board of Directors, based on the review and discussions referred to in above items (1) through (3), that the Company's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

-  at least annually, the Audit Committee should (1) obtain and review a written report by the independent accountants describing (a) the firm's internal quality-control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (2) review the independent public accountants' work throughout the year, including obtaining the opinions of management and the Company's internal auditors.  Based upon the foregoing, the Audit Committee should (1) evaluate the independent public accountants' (including the lead partner) performance and (2) present the Committee's conclusions to the full Board.

-  the Audit Committee shall have sole responsibility for the selection, evaluation and, where appropriate, replacement of the independent accountants. Selection for the ensuing calendar year will be submitted to the stockholders for ratification or rejection at the Annual Meeting of Stockholders.  Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Audit Committee.  Prior to the annual audit, the Audit Committee shall (1) approve the scope of the independent accountants' audit examination plan, including procedures, timing and proposed fees and (2) review the experience and qualifications of the senior members of the independent public accountants' audit team and the quality control procedures of the independent accountants.

-   review and reassess the adequacy of the Audit Committee Charter on an annual basis and submit any proposed revisions to the Board for consideration and approval.  The charter will be included as an appendix to the Annual Stockholders' Meeting Proxy Statement triennially or in the next Annual Stockholders' Meeting Proxy Statement after any significant amendment to the charter.

-  in consultation with the independent accountants and the internal auditors, regularly review the integrity of the Company's financial reporting processes and system of internal control including controls over quarterly financial reporting, computerized information systems and securit

-  make all necessary inquiries of management, the independent accountants and the internal auditors concerning compliance with established standards of corporate conduct.

-  at least quarterly, review with the independent accountants difficulties or problems encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

-  set clear hiring policies for employees or former employees of the independent accountants.

-  take such action as necessary to assure the rotation of the lead audit partner at least every five (5) years or such other period as may be required under applicable law.

-  as appropriate, obtain advice and assistance from outside legal, accounting and other advisors.

-  ensure that procedures for processing internal complaints regarding accounting, internal controls or auditing matters, and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing practices are established and communicated to all employees..

-  conduct an annual performance self-evaluation of the Committee.

-  review and concur in the appointment, replacement, reassignment or dismissal of the head of internal audit (which may include a firm hired to serve this role). Confirm and assure the objectivity of the head of internal audit.  Review with the head of internal audit the qualifications and staffing of the internal audit department, the scope of the audits, any significant findings and management's response thereto.

-  review the performance of the internal auditors, including the objectivity and authority of its reporting obligations; the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

-  ensure the establishment of an internal audit charter, which shall define its purpose, authority, and responsibilities. Review, as needed, the internal audit charter.

-  review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditors or the independent accountants.

-  review legal and regulatory matters that may have a material impact on the Company's consolidated financial statements, related compliance policies and programs, and reports received from regulators.

In addition to the activities described above, the Audit Committee will perform such other functions as necessary or appropriate under law, the Company's charter or Bylaws, and the resolutions and other directives of the Board of Directors.

The Audit Committee has been, and shall be, granted unrestricted access to all information, and all employees have been, and shall be, directed to cooperate as requested by members of the Committee.  The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain, at the Company's expense, independent counsel, accountants, or others to assist it in the conduct of any investigation, or to otherwise assist it in fulfilling its responsibilities and duties.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties generally pertaining to a member of the Board of Directors.

The Audit Committee will maintain minutes or other records of its meetings and actions, and will apprise the Board of Directors regularly of significant developments in the course of performing the above responsibilities and duties, including reviewing with the full Board any issues that arise with respect to the quality or integrity of the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent accountants, or the performance of the internal audit function.

(Back Page)

Four Points Sheraton Aberdeen
980 Hospitality Way, Aberdeen, Maryland 21001

Phone: 1-800-346-3612

(Map)

Conveniently located at Exit 85 off I-95, 25 miles North of Baltimore and just 3 miles from Aberdeen Proving Ground. Easy access to expressways to Baltimore, Annapolis, Washington, D.C. and Philadelphia, all within 75 miles. Less than 45 minutes to BWI Airport.

(Proxy Card)

NUI CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints John Kean, John Kean, Jr., and James R. Van Horn, or any one of them, each with power of substitution, proxies, to vote all shares that the undersigned is entitled to vote at the Annual Meeting of the Shareholders of NUI Corporation to be held on March 11, 2003 at 10:30 AM, at the Four Points Sheraton Aberdeen, 980 Hospitality Way, Aberdeen, Maryland and at any adjournments, on the proposals described in the accompanying  Proxy Statement as marked on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any adjournment.  If this Proxy Statement is properly signed, your shares will be voted as you directed by marking the boxes on the reverse side.  IF NO DIRECTION IS GIVEN, YOUR SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE.

                           CONTINUED AND TO BE SIGNED ON REVERSE SIDE

X    Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                1.             ELECTION OF DIRECTORS

                               Nominees:

                                                James J. Forese

                                                R. Van Whisnand

____  FOR                             ____  WITHHELD FOR ALL

____ WITHHELD FOR (write that nominee's name in the space provided below)

______________________________________________________________

2.        APPROVAL OF THE AMENDMENT TO THE 1996 NUI EMPLOYEE STOCK PURCHASE PLAN

                ___  FOR                             ___   AGAINST                             ___    ABSTAIN

3.             RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                ___   FOR                             ___   AGAINST                             ___   ABSTAIN

4.             IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

MARK HERE
FOR ADDRESS CHANGE
AND NOTE AT LEFT             ______

MARK HERE
IF YOU PLAN
TO ATTEND
THE MEETING                      _______

Please date, sign exactly as name(s) appear at left, and return promptly in enclosed envelope.  If signing for a corporation or partnership, sign in that name and indicate your title.  If signing as attorney, executor, guardian, trustee or custodian, please add your title.

Signature(s): ____________________      Date: ___________

                     ___________________